King Pharmaceuticals Contacts:
Investors:
Jack Howarth, Vice President, Investor Relations
908-429-8350

Acura Pharmaceuticals Contact:
Peter Clemens, SVP & CFO
847-705-7709

Media Contact:
Laurie Masonson, Ruder Finn, Inc.
212-583-2793

ACURA PHARMACEUTICALS AND KING PHARMACEUTICALS PROVIDE UPDATE ON FDA ADVISORY COMMITTEE MEETING FOR ACUROX®

PALATINE, ILLINOIS and BRISTOL, TENNESSEE, April 22, 2010 — Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) and King Pharmaceuticals®, Inc. (NYSE: KG) today announced that the U.S. Food and Drug Administration's (FDA) Anesthetic and Life Support Drugs and Drug Safety and Risk Management Committees voted that they do not have enough evidence to support the approval of the New Drug Application (NDA) for Acurox® (oxycodone HC1 and niacin) Tablets for the treatment of moderate to severe pain, considering the deterrent effects of niacin as well as the potential deterrent effects of the other features specific to Acurox®.  The addition of niacin to Acurox® was central to the deliberations. The FDA is not bound by the Advisory Committees’ recommendation, but may take its advice into consideration when evaluating the NDA for Acurox® Tablets. Acura and King will work with the FDA to determine the next steps for the Acurox® development program.

About Acurox®
Acurox® is an investigational immediate-release product containing two active ingredients and essential functional inactive ingredients. Each Acurox® tablet contains oxycodone HCl as the sole active analgesic ingredient. Niacin, the second active ingredient, is intended to minimize the potential for oral abuse of oxycodone HCl. The functional excipients are intended to provide limits and impediments to the abuse of Acurox® Tablets by snorting and intravenous methods.  Both oxycodone HCl and niacin are FDA-approved drugs with extensive clinical experience and well-characterized safety profiles.

About Acura Pharmaceuticals, Inc.
Acura Pharmaceuticals, Inc., is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to provide abuse-deterrent features and benefits utilizing the Company’s proprietary Aversion® Technology, Impede™ Technology, and other novel technologies. Acura entered into a License, Development and Commercialization Agreement with King Pharmaceuticals®, Inc., in October 2009 pursuant to which Acura and King are now jointly developing Acurox® Tablets and three additional opioid analgesic product candidates utilizing Aversion® Technology.

About King Pharmaceuticals®, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma Inc., is also a leader in the development, registration, manufacture, and marketing of pharmaceutical products for food-producing animals.

Related links:
http://www.AcuraPharm.com
http://www.KingPharm.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include statements concerning the Companies’ expectations regarding working with the FDA.  Acura Pharmaceuticals, Inc. and King Pharmaceuticals, Inc. disclaim any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of each of the Companies’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2009, each of which is on file with the U.S. Securities and Exchange Commission.

EXECUTIVE OFFICES

ACURA PHARMACEUTICALS, INC.
616 N. NORTH COURT, PALATINE, ILLINOIS 60067

KING PHARMACEUTICALS®, INC.
501 FIFTH STREET, BRISTOL, TN 37620

IMPEDE is a trademark and ACUROX and AVERSION are registered trademarks of Acura Pharmaceuticals, Inc.

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